Exhibit 4.6
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THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN
REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE HOLDER HEREOF PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

                               WARRANT TO PURCHASE
                                    SHARES OF
                              CLASS A COMMON STOCK

                          Void after September 14, 2010

     THIS IS TO CERTIFY that, as of this 14th day of September, 2005, for value received and subject to the provisions hereinafter set forth, Bathgate Capital Partners LLC (the "Purchaser"), is entitled to purchase from ATC Healthcare, Inc., a Delaware corporation (the "Company"), at any time from the date hereof to and including September 14, 2010 (the "Expiration Date"), at a price initially equal to Thirty-Seven Cents ($0.37) per share (the "Warrant Calculation Price"), Two Hundred Seventy Thousand Two Hundred Seventy (270,270) (the "Warrant Number") shares of the Class A Common Stock of the Company (the "Stock").

     The aggregate price for the shares of Stock purchasable hereunder shall be equal to the initial Warrant Calculation Price multiplied by the number of shares initially purchasable hereunder. Such aggregate price is not subject to adjustment and is herein sometimes referred to as the "aggregate Warrant Price." The Warrant Calculation Price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share Warrant Price"). The Warrant Number is likewise subject to adjustment as hereinafter provided.

     1. Exercise of Warrant. Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time, or in part from time to time, by the holder hereof, by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Lake Success, New York or at such other office as the Company may designate by written notice to the holder hereof within the above-mentioned period and, at the election of the holder, either by paying to the Company the aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased in current funds, in which case payment shall be made in cash or by certified or official bank check, or by cashless exercise as hereinafter set forth. At its option, the holder may request, pursuant to
Section 1, that the Company exchange this Warrant for a particular number of shares subject to the Warrant (the "Converted Warrant Shares") by delivering to the holder, without payment by the holder of the Warrant Price or any cash or other consideration, that number of shares of Stock as is equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the Fair Market Value (as determined (i) by reference to the current market price based upon the average last sale price for the three business days prior to exercise, if the Stock is publicly traded or (ii) by the Board of Directors acting in good faith if the Stock is not publicly traded) of a single share of Stock, determined in each case as of the close of business on the date of exercise of this Warrant. The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Price of the

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Converted  Warrant  Shares from the aggregate Fair Market Value of the Converted
Warrant Shares. All other provisions of the Warrants shall apply to any such exchange of the Warrants pursuant to the terms of this Section 1.

     If this Warrant is exercised in respect of fewer than all of the shares of Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the aggregate Warrant Price applicable to such shares. Notwithstanding anything to the contrary set forth herein, this Warrant or any new Warrant issued as the result of a partial exercise hereof and all rights and options hereunder or thereunder shall expire and shall be wholly null and void to the extent this Warrant or such new warrant is not exercised before it expires at the close of business on the Expiration Date.

     2. Reservation of Stock. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and in reserve, a sufficient number of shares of its Stock to provide for the exercise of the rights represented by this Warrant.

     3. Protection Against Dilution. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 3.

            3.1     Adjustment for Change in Capital Stock. If the Company:

            (1) pays a dividend or makes a distribution on its Stock in shares of its Stock;

            (2) subdivides or reclassifies its outstanding shares of Stock into a greater number of shares;

            (3) combines or reclassifies its outstanding shares of Stock into a smaller number of shares;

            (4) makes a distribution on its Stock in shares of capital stock other than Stock; or

            (5) issues by reclassification of its Stock any shares of its capital stock;

     then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder may receive the aggregate number and kind of shares of capital stock of the Company or other capital stock which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. If, as a result of any adjustment pursuant to this Section 3.1, the holder shall become entitled to receive shares of two or more classes or series of securities of the Company or otherwise, the Board of Directors of the Company shall equitably determine the allocation of the adjusted Warrant Price between or among shares of the holder of such allocation.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     Such adjustment shall be made successively whenever any event listed above shall occur.

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            3.2     Notice of Adjustment. Whenever the Warrant Number or Warrant
Calculation Price is adjusted under this section, the Company shall provide notice thereof to the holder within thirty (30) days of such adjustment.

            3.3 Additional Adjustments. In the event of any and all adjustments to the Warrant Number in accordance with this Section 3, the per share Warrant Price shall be adjusted so that it is equal to the quotient of (a) the aggregate Warrant Price and (b) the Warrant Number as adjusted.

     4. Mergers, Consolidations, Sales; Non-Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, the Company
(a) will not cause the par value of any securities receivable on exercise of this Warrant to be in excess of the amount payable therefor on such exercise, and (b) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant. In the event the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, following the sale or transfer, a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock (as defined below) immediately prior to the sale or transfer, then, as a condition of such sale or transfer, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such sale or transfer not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Number and the per share Warrant Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such sale or transfer unless prior to or simultaneously with the consummation thereof, the entity purchasing such assets shall assume by written instrument, reasonably satisfactory to the holder of this Warrant, executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     5. Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 4 shall be applicable) the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise this Warrant within 30 days from the date of the mailing of such notice, and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

     6. Change of Control. In the event of a Change of Control, as defined below, the Company shall provide notice thereof to the holder of this Warrant at least ten (10) days prior to the contemplated closing date or occurrence of such Change of Control (the "Contemplated Closing Date"). Upon the Purchaser's receipt of the Company's notice of a Change of Control, the Purchaser may, at its option, elect to exercise this Warrant pursuant to Section 1 hereof. Should the Purchaser decline or fail to exercise this Warrant before 5:00 p.m. New York, New York time on the Contemplated Closing Date, then this Warrant shall immediately prior to the closing of the Change of Control be deemed to have been exercised by cashless exercise, as provided for in Section 1 hereof, without any further action on the part of the Purchaser, and all rights and options hereunder shall expire and shall be wholly null and void. In the case of a cashless exercise pursuant to this Section, from and after the Contemplated Closing Date, the Purchaser shall be deemed the holder of record of the securities issuable upon exercise of this Warrant, and this Warrant shall represent only the right to receive, upon return of the Warrant to the Company for cancellation, a certificate representing the securities issuable to the Purchaser upon exercise of this Warrant.

     For purposes of this Warrant, a "Change of Control" shall be deemed to occur if any of the following occur:

             (i) The Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of the merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the corporation or entity immediately after the transaction is held in the aggregate by the holders of Voting Stock immediately prior to the transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of the sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to the sale or transfer; or

             (iii) Any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) that holds less than 5% of the Voting Stock of the Company outstanding on the date of the first issuance of any of the Warrants becomes the beneficial owner of a majority of the Voting Stock.

     For purposes of this Warrant, the term "Voting Stock" means the capital stock of the Company of any class or series entitled to vote generally in the election of directors.

     7. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the holder hereof would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the Fair Market Value of such fractional share over the proportional part of the per share Warrant Price represented by such fractional share.

     8. Fully Paid Stock; Taxes. The Company covenants and agrees that the shares of stock represented by each and every certificate for its Stock to be delivered on any exercise of this Warrant shall, at the time of such delivery, be duly authorized, validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes, other than taxes on income, which may be payable in respect of this Warrant or any Stock or certificates therefor upon the exercise of the rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Warrant converted, and any such tax shall be paid by such holder at the time of presentation.

     9. Closing of Transfer Books. The holder of this Warrant shall continue to have the right to exercise this Warrant even during a period when the stock transfer books of the Company for its Stock are closed. The Company shall not be required, however, to deliver certificates of its Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

     10. Restrictions on Transferability of Warrants and Shares; Compliance with Securities Act; Exchange, Assignment or Loss of Warrant. This Warrant and the Stock issued upon the exercise hereof, and any security into which such Stock may be convertible ("Underlying Stock") shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended, or any similar Federal statute at the time in effect (the "Securities Act") in respect of the transfer of any Warrant or any such Stock or any security into which such Stock may be convertible.

             10.1 Assignments Generally. Except as may otherwise be expressly provided herein, this Warrant is exchangeable, without expense, at the option of the holder, upon compliance with the express provisions of this
Section 10 and presentation and surrender of the Warrant to the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Stock purchasable hereunder. Any assignment shall be made by surrender of this Warrant to the Company with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax. Upon compliance with the express provisions of this Section 10, the Company shall, without charge, cause to be executed and delivered a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof to the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder hereof.

             10.2 Notice of Proposed Transfer; Opinion. The holder of each Warrant or any Underlying Stock that is not the subject of a registration statement effective under the Securities Act ("Restricted Stock"), by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Restricted Stock (as hereinafter defined) relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer, including the identity of the proposed transferee and the consideration to be paid thereby. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and, if required by the Company, to counsel designated by such holder. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification under any Federal or State law of such Warrant or the Underlying Shares or such Restricted Stock, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or such Restricted Stock, all in accordance with the terms of the notice delivered to such holder by the Company.

             If in the opinion of either of such counsel (such opinion to state the basis of the legal conclusions reached therein) the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission, the Company shall promptly notify such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification or filing has become effective. All fees and expenses of the Company's counsel shall be borne by the Company and the fees of the counsel, if any, designated by any holder of this Warrant or Restricted Stock shall be borne by such holder.

             Notwithstanding anything to the contrary set forth herein, no opinion of counsel shall be required in the case of transfers to affiliates of the holder of this Warrant or of the Underlying Stock.

             10.3 Certain Assignments Following Registration. Notwithstanding anything to the contrary contained herein, if the Company has registered the Underlying Stock pursuant to a Registration Statement which has been declared effective by the Securities and Exchange Commission ("SEC") and, thereafter, the holder purports to assigns all or a portion of the Underlying Stock to any other person, the assignee shall have the right to cause the Registration Statement to be amended or the prospectus related thereto to be supplemented, in either case to name such assignee as a selling stockholder, provided that (i) the use of a post-effective amendment or a supplement to the prospectus is permitted by applicable law for such purpose, and (ii) all costs and expenses to the Company, including without limitation legal and accounting expenses, incurred to so amend such Registration Statement or supplement the Prospectus shall be paid by the assignee requesting such amendment (or shared on a pro rata basis to the extent more than one assignee requests such amendment).

             10.4 Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

             Each certificate for shares of Underlying Stock initially issued upon the exercise of any Warrant and each certificate for shares of Underlying Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 10, bear on the face thereof a legend reading substantially as follows:

     THE TRANSFER, SALE, ASSIGNMENT, PLEDGE AND ENCUMBRANCE OF OTHER DISPOSITION OF THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT UNDER WHICH THESE SHARES WERE ISSUED AND WHICH TERMS CONTINUE IN EFFECT FOLLOWING THE EXERCISE THEREOF. A COPY OF THE WARRANT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY. NO SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE EFFECTED EXCEPT PURSUANT TO THE TERMS OF THE WARRANT.

             10.5 Removal of Legend. In the event that the Company shall receive an opinion of its counsel or counsel of the holder, which opinion is reasonably acceptable to it, that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and

Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof.

     11. Partial Exercise and Partial Assignment. If this Warrant be exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in paragraph 1 hereof. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the number of shares not assigned and setting forth the proportionate aggregate Warrant Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant covering the number of shares so assigned and setting forth the proportionate aggregate Warrant Price applicable to such assigned shares.

     12. Registration Rights

             12.1 Definitions. As used in this Section 12, the following terms shall have the meanings set forth below:

             (a) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or document.

             (b) The term  "Registrable  Securities"  shall mean together in the aggregate: (A) the Underlying Stock issued or issuable upon exercise of this Warrant and (B) the Stock held by or issuable upon exercise of any warrant or conversion of convertible security to any other persons with similar registration rights as provided in this Warrant.

             (c) The term "Holder" means any person owning of record Registrable Securities.

             12.2     Piggy-back   Registration   Rights. If  (but  without  any
obligation to do so) at any time prior to the date one (1) year after the Purchaser has fully exercised this Warrant, the Company proposes to register any of its securities under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and a registration statement relating to a PIPE (private investment public equity) or similar transaction), the Company shall, each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after receipt of such written notice from the Company, the Company shall, subject to the provisions of Section 10, cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered; provided, however, that if the managing underwriter of any underwritten offering by the Company expresses reasonable written objection to the registration of all of the Registrable Securities, then the Registrable Securities which shall be registered in such offering on behalf of holders of Registrable Securities shall be reduced in the proportion equal to the average proportion of reduction as that of all such holders seeking registration in connection with such offering, subject to any rights granted to other holders of securities of the Company that are expressly by the terms of their agreements with the Company entitled to have priority registration rights. The inclusion of any of the Purchaser's

Registrable Securities in a registration statement filed by the Company and declared effective by the SEC shall be deemed to be the exercise by such Purchaser of the piggy-back registration rights granted herein to such Purchaser except as to such Registrable Securities as were not registered as a result of the immediately preceding sentence.

             12.3 Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and act diligently to cause such registration statement to become effective as promptly as practicable and maintain the effectiveness of the registration statement (i) in the case of firm commitment underwritten public offering, until each underwriter has completed the distribution of all of the securities purchased by it, and (ii) in the case of any other offering, 180 days after the effective date thereof, except that in the case of registrations on Form S-3 or its equivalent, those registration statements shall in any event be kept effective until at least one (1) year after the Purchaser has fully exercised this Warrant.

             (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

             (c) Furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

             (d) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Purchasers for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

             (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

             (f) Notify the Purchasers, promptly after the Company shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

             (g) Notify the Purchasers of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

             12.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant hereto that the Purchaser, having chosen to have its Registrable Securities included for registration, shall furnish to the Company such information regarding the Purchaser, its Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration thereof. The

Purchaser shall be required to represent to the Company that all such information that is given is complete and accurate in all material respects. The Purchaser shall deliver to the Company a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.

             12.5      Expenses.

             (a) Registration Expenses. All expenses incurred by the Company in complying with the terms of Sections 12.2 and 12.3 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) shall be borne by the Company.

             (b) Selling Expenses. All underwriting discounts, underwriters' expense allowance, and selling commissions applicable to the sale of Registrable Securities by the Purchasers and all fees and disbursements of any special counsel (other than the Company's regular counsel) shall be borne by the Purchasers of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.

             12.6 Underwriting Requirements; Lock-up Provisions. All Purchasers proposing to distribute their Registrable Securities through an underwriting in which the Company has proposed or is proposing to participate, shall (together with the Company and any other Purchasers distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter; such notice to be given by the Purchaser not later than two (2) business days following receipt of the Company's notice (which shall include the terms of the underwriting agreement) to Purchaser that the Company will file a registration statement (not later than five (5) business days after such Company's notice) which will include a preliminary prospectus which sets forth the number of shares of Common Stock to be offered for sale by selling stockholders. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Purchaser.

     Notwithstanding the foregoing, the Purchaser acknowledges that if the Company elects to distribute its shares in an underwritten public offering (whether or not any Registrable Securities held by Purchaser are included as a part of such offering), the underwriter may require as a condition of the offering that the Purchaser agree to a lock-up of the Registrable Securities for a period commencing 10 days prior to the anticipated commencement of the offering and continuing for up to 180 days after completion of the offering (the "Lock-up Provision"). The Purchaser agrees that, if requested by any such underwriter and not waived by the Company, such Purchaser will be bound by such Lock-up Provisions if required by such underwriter.

             12.7     Indemnification.   In   the event   that  any  Registrable
Securities are included in a registration statement pursuant hereto:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the officers, directors, employees, agents, attorneys and partners of each Purchaser, any underwriter (as defined in the Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any applicable state securities law; and the Company will reimburse the Purchaser for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 10.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Purchaser, underwriter or controlling person; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Purchaser or any other Purchaser, for use in the preparation thereof; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of the final prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.

             (b) To the extent permitted by law, each selling Purchaser will indemnify and hold harmless the Company, its directors, its officers, its employees, its agents, its attorneys, any person who controls the Company within the meaning of the Act or the Exchange Act, any underwriter (within the meaning of the Act) for the Company and any person who controls such underwriter against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, employee, agent, attorney, controlling person, or underwriter or controlling person may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, and further provided that Purchaser's obligations under this subsection shall not exceed the amount invested by Purchaser in the securities that are included in the registration to which the violation relates.

             (c)  Promptly  after  receipt by an  indemnified  party  under this
Section 10.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.9, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.9, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

             12.8 Reports Under Exchange Act. Following registration of the Company's securities under the Exchange Act and with a view of making available to the Purchasers the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

             (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and

             (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act.

             12.9 Purchaser's Acceptance of Obligations. Acceptance of this Warrant by its Purchaser(s) shall be deemed to constitute the unqualified acceptance by the Purchaser of all of the terms and conditions set forth herein.

     13. Lost, Stolen Warrants, etc. In case any Warrant shall be mutilated, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

     14. Warrant Holder Not Shareholder. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

     15. Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this

Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     16. Notice. All notices and other communications required or permitted to be given under any Agreement shall be deemed given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, overnight delivery or confirmed facsimile transmission to the parties at the following address or fax number:

             To the Company at:

                    ATC Healthcare, Inc.
                    1983 Marcus Avenue
                    Lake Success, NY  11042
                    Attention:  Chief Financial Officer
                    Facsimile No.:  (516) 750-1754

             With a copy to:

                    David J. Hirsch, Esquire
                    DKW Law Group LLC
                    58th Floor, US Steel Building
                    600 Grant Street
                    Pittsburgh, PA 15219
                    Facsimile No.: (412) 355-2609

             To the Purchaser at: The address set forth in the Subscription Agreement under which the Purchaser acquired, among other things, this Warrant.

or, as to either party or any subsequent holder of this Warrant, to such other address and/or facsimile number as such party designates by written notice to the other party or parties.

     17.     Miscellaneous.

             (a) This Warrant shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to its conflict of laws principles.

             (b) The agreements which are contained herein shall survive the exercise of this Warrant to the extent applicable thereafter.

             (c) This Warrant is one of a series of substantially similar warrants (the "Warrants") having the same exercise price and issued in connection with the purchase of Convertible Notes of the Company. This Warrant may be changed, waived, discharged or terminated by an instrument in writing signed by the holders of Warrants exercisable into more than 50% of the shares of Stock into which all the Warrants are exercisable as of the date of execution of the change, waiver, discharge or termination.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers as of the day and year first set forth above.

                                   ATC HEALTHCARE, INC.


                                   By
                                      --------------------------------
                                      Andrew C. Reiben
                                      Senior Vice President/Chief Financial
                                       Officer

ATTEST:


----------------------------
David Savitsky, CEO